SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               January 16, 2002

                                                       -------------------------


                                  CERBCO, INC.

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              (Exact name of registrant as specified in its charter)


                                   Delaware

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                   (State or other jurisdiction of incorporation)


              0-16749                                  54-1448835
--------------------------------------- ----------------------------------------
     (Commission File Number)                (IRS Employer Identification No.)



 3421 Pennsy Drive, Landover, Maryland                  20785-1608
--------------------------------------- ----------------------------------------
(Address of principal executive offices)                (Zip Code)



                 Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)
                 (301) 773-4560 (24-Hour Fax Vault Information)


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
                                       None

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          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           See press release of the registrant dated January 16, 2002 attached hereto.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2002                                CERBCO, Inc.
                                            ------------------------------------
                                                      (Registrant)


                                             By: /s/ Robert W. Erikson
                                             -----------------------------------
                                             Robert W. Erikson
                                             President

CERBCO ANNOUNCES PLANNED RECAPITALIZATION
Page Two

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                                                                  PRESS RELEASE
                                                          For Immediate Release


                    CERBCO ANNOUNCES PLANNED RECAPITALIZATION

     LANDOVER, MD - January 16, 2002: CERBCO, Inc. [OTC:CERB] announced today that it intends to submit a recapitalization plan (the "Recap") for shareholder approval at its annual meeting later this year. Under the proposed Recap, holders of CERBCO Common Stock and Class B Common Stock (collectively, "Common Stock") will exchange their shares for an equal number of shares of the same class of new CERBCO Common Stock or Class B Common Stock. In addition, for each share of Common Stock or Class B Common Stock previously held, shareholders will elect to receive either $3.33 in cash or shares of new CERBCO Common Stock or Class B Common Stock, as the case may be, with equivalent value, based upon the 30-day average closing bid price of CERBCO Common Stock for the period ended January 15, 2002. Thus, after completion of the Recap, each shareholder will continue to hold the number and class of shares of Common Stock previously held and, in addition, will receive either cash or additional shares.

     The proposed Recap, which will be implemented by means of the merger of a wholly owned subsidiary of CERBCO into CERBCO, will permit shareholders either to increase their equity interests in the Company by electing to receive additional shares of new CERBCO Common Stock or to retain the number of shares previously held and receive cash in lieu of additional shares. Under this latter election, a shareholder's percentage ownership interest in the Company would be reduced. Robert Erikson, President, and George Erikson, Chairman, of CERBCO, have advised the Board of Directors that they intend to exchange all of their Common Stock for new CERBCO shares. Assuming all other shareholders elect to receive cash, the total cash distribution would be approximately $3.75 million.

     The details of the Recap and CERBCO's annual meeting, including record and effective dates, will be included in a proxy statement that the Company expects to file with the Securities and Exchange Commission ("SEC") next month. Subject to, among other things, SEC review, the Company anticipates that it will mail the proxy statement to its shareholders later this winter and will complete the Recap during the fourth quarter.

     CERBCO is a parent holding company with a controlling interest in one principal operating subsidiary, Insituform East, Inc. [NASDAQ:INEI]. Insituform East and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines using cured-in-place pipe ("CIPP") rehabilitation processes. Insituform East operates in six Mid-Atlantic states and the District of Columbia using the patented Insituform(R) process under territorially exclusive sublicenses. Employing other trenchless CIPP processes, Midsouth Partners, a wholly owned subsidiary of Instituform East, operates substantially without geographic restriction.

     Except for historical information contained herein, the statements made in this release constitute forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve known and unknown risks and uncertainties and that, therefore, undue reliance should not be placed on such statements. Risks and uncertainties include, without limitation, those associated with completion of the contemplated transaction, such as the risk that conditions to consummation may not be fulfilled, as well as those that could affect on the operations and future prospects of the Company, such as the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, legislative/regulatory changes and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.



                                   * * *
Contact:      Robert W. Erikson                    George Wm. Erikson
              President                            Chairman
              (301) 773-1784                       (301) 773-1784